Exhibit 10.2

STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (this “Agreement”), dated as of October 2, 2007, is by and among Medidata Solutions, Inc., a Delaware corporation (the “Company”), and the stockholders listed on Annex I attached hereto (the “Stockholders”).

WHEREAS, each Stockholder is an officer and/or director of the Company and owns Common Stock of the Company, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Company desires to repurchase from each Stockholder, and each Stockholder desires to sell to the Company, the number of shares of Common Stock owned and set forth opposite such Stockholder’s name on Annex I attached hereto (collectively, the “Shares”) in accordance with the terms and conditions set forth herein; and

WHEREAS, the Company is in negotiations with one or more lenders with respect to a debt financing (the “Financing”) and intends to use a portion of the proceeds from the Financing to replenish the cash used by the Company to repurchase the Shares from the Stockholders.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and reasonable equivalency of which are hereby acknowledged, the parties hereto agree as follows:

1. Repurchase and Sale. Subject to the terms and conditions set forth herein, each Stockholder hereby agrees to sell, assign, transfer and deliver to the Company, and the Company hereby agrees to purchase from each Stockholder, such Stockholder’s entire right, title and interest in and to the number of Shares set forth opposite such Stockholder’s name on Annex I attached hereto for the consideration set forth in Section 2 hereof, free and clear of any liens, restrictions, encumbrances, charges, security interests and adverse claims of every kind (“Liens”).

2. Purchase Price. The purchase price shall be $12.077 for each Share. The aggregate purchase price to be paid to each Stockholder is set forth opposite such Stockholder’s name on Annex I hereto (the “Purchase Price”).

3. Closing. The closing of the sale and purchase contemplated hereby (the “Closing”) shall occur at the offices of the Company, 79 Fifth Avenue, New York, New York, on the day of and immediately prior to the closing of the Financing. At the Closing:

(a) the Company shall pay to each Stockholder such Stockholder’s applicable Purchase Price, by wire transfer of immediately available funds to an account specified by such Stockholder; and

(b) each Stockholder shall deliver to the Company a certificate or certificates representing the number of Shares to be repurchased from such Stockholder by the Company, together with a stock power duly signed in the form attached hereto as Annex II, with all necessary stock transfer and other documentary stamps attached, and such other form of transfer documentation as the Company shall determine necessary.

4. Representations, Warranties and Acknowledgements of the Stockholders. Each Stockholder severally (and not jointly or jointly and severally) represents, warrants and acknowledges to the Company as set forth below.

(a) Such Stockholder has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby, and such Stockholder has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of such Stockholder enforceable against him in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

(b) Such Stockholder is the sole owner, of record and beneficially, of the Shares being sold by him hereunder, free and clear of any Lien other than pursuant to the Second Amended and Restated Stockholders Agreement, dated as of May 27, 2004 by and among the Company and certain investors and stockholders named therein (the “Stockholders Agreement”).

(c) No consent, approval, order or authorization of, or declaration, filing, notification or registration with, any court, governmental authority or other person is required to be made or obtained by such Stockholder in connection with the execution, delivery and performance of this Agreement by such Stockholder, other than the consent of the holders of a majority of the Company’s outstanding Series D Preferred Stock pursuant to Sections 3.4(a) and (l) of the Stockholders Agreement and, with respect to Steve Hirschfeld, a waiver of the rights of first refusal and co-sale set forth in Section 2.2 of the Stockholders Agreement.

(d) Assuming receipt of the consent and waiver referred to in Section 4(c) above, the execution, delivery and performance of this Agreement by such Stockholder will not (i) violate, be in conflict with, or constitute a default under any contract, agreement, instrument or obligation to which such Stockholder is a party or (ii) violate any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority to which such Stockholder is subject.

(e) Assuming receipt of the consent and waiver referred to in Section 4(c) above, there are no outstanding contracts, options, warrants, rights or other securities or instruments that may entitle any person to acquire the Shares being sold by such Stockholder hereunder.

(f) Such Stockholder is an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended.

(g) Such Stockholder has such knowledge of finance, securities and investments generally and such experience and skill in investments based on actual participation therein that he is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

(h) Such Stockholder has had the opportunity to meet with, and has met with, the Company’s management to discuss the business, management and financial affairs of the Company. Such Stockholder agrees that the Company has furnished such Stockholder all information which such Stockholder considered necessary to form a decision concerning the sale of the Shares to be sold by him, and no valid request to the Company by such Stockholder for information of any kind about the Company has been refused or denied by the Company or remains unfulfilled as of the date hereof.

(i) Except as provided herein, such Stockholder has not received any promise, covenant, representation or warranty from the Company or any other stockholder, director, officer, employee or agent thereof, in making his decision to complete the transactions contemplated by this Agreement.

5. Representation and Warranties of the Company. The Company represents and warrants to the Stockholders as set forth below:

(a) The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

(b) No consent, approval, order or authorization of, or declaration, filing, notification or registration with, any court, governmental authority or other person is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement by the Company, other than the consent of the holders of a majority of the Company’s outstanding Series D Preferred Stock pursuant to Sections 3.4(a) and (l) of the Stockholders Agreement and a waiver of Sections 8.5, 8.10 and 8.12 of that certain Amended and Restated Note Purchase Agreement dated as of December 16, 2005 by and between the Company and Stonehenge Capital Fund New York, LLC.

(c) The execution, delivery and performance of this Agreement by the Company will not (i) conflict with or violate any provisions of the certificate of incorporation or by-laws of the Company; (ii) assuming receipt of the consent and waiver referred to in Section 5(b) above, violate, be in conflict with, or constitute a default under any contract, agreement, instrument or obligation to which the Company is a party; or (iii) violate any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority to which the Company is subject.

6. Conditions Precedent to Obligations of the Company and the Stockholders. The obligations of the Company and the Stockholders under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

(a) Consents and Waivers. Prior to the Closing, the Company and the Stockholders shall have obtained the waivers and consents referred to in Sections 4(c) and 5(b).

(b) Financing. The Company and the lender shall be prepared to consummate the Financing immediately following the Closing.

7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York, without regard to conflicts of law rules thereof.

8. Modification. This Agreement may be amended, modified, superseded or cancelled only by a written instrument executed by all of the parties hereto. No waiver shall be valid against a party hereto unless the same shall be in writing signed by the party against whom such waiver is sought to be enforced. The waiver by any party of any breach of any provision shall not be construed as a waiver of any other provision by such party.

9. Notices and Demands. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company:

Medidata Solutions, Inc.

79 Fifth Avenue

New York, New York 10003

Telephone: 212-918-1800

Attention: Tarek Sherif

with a copy to:

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, New York 10103

Telephone: 212-318-3000

Attention: Paul Jacobs, Esq.;

if to the Stockholders, at the mailing addresses set forth in the books and records of the Company.

Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery if a business day or, if not a business day, the next succeeding business day, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (iii) in the case of telecopy transmission, when received if a business day or, if not a business day, the next succeeding business day, and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

10. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or PDF), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

11. Entire Agreement. This Agreement contains the entire agreement among the parties relating to the subject matter hereof and supersedes all previous or contemporary oral statements and writings with respect thereto.

12. Successors. This Agreement inures to the benefit of and shall be binding on each of the parties hereto and their respective heirs, legal representatives, successors and assigns.

13. Expenses. Each party will bear its costs and expenses (including attorneys’ fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

14. Further Assurances. The Company and the Stockholders agree that they shall, at any time and from time to time after the date hereof, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers and conveyances as may be reasonably required in order to accomplish the purposes of this Agreement. In furtherance of and without limiting the foregoing, if less than all of the shares represented by any certificate presented at the Closing are to be repurchased by the Company, the Company shall, promptly after the Closing, deliver to the appropriate Stockholder a new certificate evidencing the shares not repurchased.

* * *

IN WITNESS WHEREOF, this Stock Repurchase Agreement has been duly executed and delivered by the parties hereto as of the date first herein written.

MEDIDATA SOLUTIONS, INC.

By:	/s/ Tarek Sherif
Name:	Tarek Sherif
Title:	Chief Executive Officer

STOCKHOLDERS:

/s/ Tarek Sherif
Tarek Sherif

/s/ Glen de Vries
Glen de Vries

EJD LLC

By:	/s/ Edward Ikeguchi
Name:	Edward Ikeguchi, M.D.
Title:	Manager

/s/ Steve Hirschfeld
Steve Hirschfeld

Annex I

Stockholder	Number of Shares	Purchase Price Per Share	Aggregate Purchase Price
Tarek Sherif	149,194	$12.077	$1,801,815.93
Glen de Vries	149,288	$12.077	$1,802,951.17
EJD LLC	149,288	$12.077	$1,802,951.17
Steve Hirschfeld	49,041	$12.077	$592,268.15
Total:			$5,999,986.42

Annex II

FORM OF

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto Medidata Solutions, Inc.                                (                 ) shares of common stock, par value $0.01 per share, of Medidata Solutions, Inc., a Delaware corporation, represented by Certificate(s) No.             (the “Stock”), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint any officer of Medidata Solutions, Inc. as the undersigned’s true and lawful attorney, for him and his name and stead, to sell, assign and transfer all or any of the Stock on the books of said corporation, and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated:
	(Signature of	)